Exhibit 99.1

iBio Reports Fiscal Third Quarter 2022 Financial Results and Provides Corporate Update

Bryan, Texas / May 12, 2022 / (GLOBE NEWSWIRE) / iBio, Inc. (NYSEA:IBIO) (“iBio” or the “Company”), a developer of next-generation biopharmaceuticals and pioneer of the sustainable FastPharming® Manufacturing System, today announces its financial results for the fiscal quarter ended March 31, 2022 and provides a corporate update.

“In this quarter, we took multiple steps forward towards becoming a clinical-stage company – a potentially major value inflection point,” said Tom Isett, Chairman & CEO of iBio. “We anticipate there may be a notable medical and business opportunity for our nucleocapsid-based COVID-19 vaccine candidate, as the durability and efficacy of the existing spike-based vaccines are called into question at the same time as new waves of variants are forecasted to arrive. Concurrently, we are rapidly advancing our lead immuno-oncology asset, the IL-2-sparing anti-CD25 antibody IBIO-101, with plans to be in the clinic in calendar 2023. In addition, our early-stage drug discovery programs are all advancing well, and we also continue to demonstrate the quality of our FastPharming System and potency-enhancing capability of our GlycaneeringSM Technology. Altogether, we believe that we are well positioned to continue executing our growth strategy.”

Third Quarter and Recent Business Developments:

BIOPHARMACEUTICALS

Vaccines

●	Investigational New Drug (“IND”)-Enabling challenge studies of IBIO-202, the Company’s second-generation vaccine candidate for multi-variant COVID-19 disease, are underway and proceeding as planned. Assuming favorable study outcomes, iBio plans to file an IND application with the U.S. Food and Drug Administration (“FDA”) before the end of calendar 2022.
●	Separately, iBio continues to evaluate the feasibility of intradermal delivery of its vaccine candidates, including its SARS-CoV-2 nucleocapsid antigen, through its work with a leading innovator of microarray patch systems.
●	Data analysis from the immunogenicity study of IBIO-400 has confirmed intramuscular injection is the preferred route of administration for the Company’s vaccine candidate for Classical Swine Fever. Updated efficacy protocols, manufacturing processes, and validation plans were submitted to the U.S. Department of Agriculture (“USDA”) during the quarter to enable manufacturing clearance of pre-license lots for studies material to licensure. Given that regulatory review can be extended for first time applicants, iBio is estimating a response from the USDA on the submission within approximately12 months.

Therapeutics

●	iBio continues to develop its IL-2 sparing anti-CD25 antibody, IBIO-101, on the FastPharming Platform. Comparability studies have demonstrated that by applying the Company’s Glycaneering Technology, the FastPharming System produces a potent, high-quality, afucosylated molecule that is equivalent to the same version of the antibody produced with traditional mammalian cell culture manufacturing methods.

●	The Company announced today that it has completed the Lead Optimization stage in the development of IBIO-101 and has entered the IND-Enabling stage. An IND for IBIO-101 is expected before the end of Q2 of calendar 2023.

●	RubrYc Therapeutics (“RubrYc”) achieved a technology validation milestone with a third party during the quarter. As a result, iBio acquired approximately 1.0 million additional shares of RubrYc for $2.5 million per the existing Stock Purchase Agreement.

●	Initial data from the evaluation of the potential anti-cancer effects of the Company’s endostatin E4 molecule in combination with other cancer treatments upon fibrotic tumors is expected in the second half of calendar year 2022.

BIOPROCESS

●	Pursuant to a second Statement of Work (“SOW”) under an existing Master Joint Development Agreement between iBio and Safi Biosolutions, Inc., iBio will assist Safi in its efforts related to the USU 4D Bio3 On-Demand Blood program, funded by the Defense Health Program (DHP), by utilizing the FastPharming system to make one of the most critical reagents used in the production of Safi’s manufactured Red Blood Cells (mRBCs).

●	iBio recognized $1.8 million in royalty revenue from the license of its plant-based drug manufacturing intellectual property to Fraunhofer USA, Inc. (“Fraunhofer USA”). It also received the first of two $5.1 million payments from Fraunhofer USA related to the settlement of the intellectual property dispute.

Third Quarter and Recent Corporate Developments:

●	On January 31, 2022, the Company reconvened its 2021 Annual Meeting to allow more of its stockholders to consider and vote on Proposal 4 (Reverse Stock Split) and Proposal 5 (Change in Authorized Shares). Although approximately 65% and 68% of the votes received were in favor of Proposal 4 and Proposal 5, respectively, the total number of shares voting in favor were insufficient for them to pass.
●	Today, the Company filed its preliminary proxy materials with the U.S. Securities and Exchange Commission (“SEC”) in connection with a Special Meeting of Stockholders (the “Special Meeting”) to approve two similar proposals (Reverse Stock Split and Change in Authorized Shares) (the “Proposals”).
●	The Company has entered into a securities purchase agreement with a certain accredited investor for the issuance and sale of 1,000 shares of Series 2022 Convertible Preferred Stock, $0.001 par value per share (the “Preferred Stock”), at a price of $0.27 per share. The Preferred Stock permits the holder to vote at the Special Meeting, on the Reverse Stock Split proposal, with the holders of the common stock as a single class, with each share of Preferred Stock being entitled to 5,000,000 votes per share, provided that any votes cast by the Preferred Stock with respect to the Proposal must be voted in the same proportion as the aggregate shares of common stock are voted on the Proposal. At its sole discretion, the Company’s Board of Directors may convert the Preferred Stock to common stock at a conversion ratio of 1:1.

“The increasing prevalence of brokerage firms opting to forego discretionary or proportionate voting of the shares held by them in street name has made it significantly more difficult for companies like iBio with a large retail stockholder base, to secure affirmative votes from a majority of the outstanding shares entitled to vote,” said Mr. Isett. “Over the past few weeks, we have been exploring ways to overcome that structural impediment to implementing the will of our voting stockholders and believe that the Preferred Stock placement provides an elegant and validated solution; serving to amplify, but not fundamentally alter, the underlying vote.”

Financial Results:

Revenues for the third quarter ended March 31, 2022, were approximately $1.9 million, an increase of approximately $1.1 million, or 154%, compared to $0.8 million in the fiscal quarter ended March 31, 2021. As is commonplace for early-stage Pharma Services companies, the Company experiences significant quarter-to-quarter revenue variability, driven by factors such as the number and size of customer contracts, as well as the timing of revenue recognition.

R&D and G&A expenses for the third quarter of fiscal 2022 increased 157% and 60%, respectively, over the comparable period in fiscal 2021. This reflects the Company’s growing investments in its pipeline, platform technologies, employees, and related infrastructure. iBio anticipates this trend continuing, however, the rate of growth is expected to moderate over time.

The Company’s consolidated net loss for the third quarter ended March 31, 2022, was approximately $12.4 million, or $0.06 per share, compared to a net loss of approximately $7.7 million, or $0.04 per share, in the same period of 2021.

As of March 31, 2022, the Company had cash and cash equivalents plus debt securities of approximately $48.6 million, excluding $5.9 million of restricted cash. Based on management assumptions, including assumptions regarding the sale-leaseback of the facility in Bryan, we continue to believe that we have adequate cash to support our activities through September 30, 2023.

Webcast and Conference Call

iBio management will host a webcast and conference call at 4:30 p.m. Eastern Time today, May 12, 2022, to discuss these results and provide a corporate update.

The live and archived webcast may be accessed on the Company’s website at www.ibioinc.com under “News and Events” in the Investors section. The live call can be accessed by dialing (833) 672-0651 (domestic) or (929) 517-0227 (international) and referencing conference code: 2392536.

About iBio, Inc.

iBio is a developer of next-generation biopharmaceuticals and a pioneer in sustainable, plant-based biologics manufacturing. Its FastPharming® System combines vertical farming, automated hydroponics, and novel glycosylation technologies to rapidly deliver high-quality monoclonal antibodies, vaccines, bioinks and other proteins. iBio is developing proprietary biopharmaceuticals for the treatment of cancers, as well as fibrotic and infectious diseases. The Company’s wholly-owned subsidiary, iBio CDMO LLC, provides FastPharming Contract Development and Manufacturing Services along with GlycaneeringSM Development Services for advanced recombinant protein design. For more information, visit www.ibioinc.com.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. These forward-looking statements are based upon current estimates and assumptions and include statements regarding there being a notable medical and business opportunity for our nucleocapsid-based COVID-19 vaccine candidate, as the durability and efficacy of the existing spike-based vaccines are called into question at the same time as new waves of variants are forecasted to arrive;  plans to file an IND for IBIO-101 by the end of Q2 of calendar 2023 and be in the clinic with IBIO-101 in calendar 2023; continuing to demonstrate the quality of our FastPharming System and potency-enhancing capability of our Glycaneering Technology; the Company being well-positioned to continue executing its growth strategy; filing an IND application with FDA before the end of calendar 2022 for IBIO-202; a response from the USDA on the submission for BIO-400 within approximately 12 months; having initial data from the evaluation of the potential anti-cancer effects of the Company’s endostatin E4 molecule in combination with other cancer treatments upon fibrotic tumors in the second half of calendar year 2022; the preferred stock placement providing an elegant solution to implement the will of the Company’s voting stockholders; R&D and G&A expenses continuing to increase with the rate of growth moderating over time; and the Company having  adequate cash to support its  activities through September 30, 2023. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are subject to various risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, the Company’s ability to continue to execute its growth strategy; its ability to file an IND for IBIO-101 by the end of Q2 2023 and to be in the clinic with IBIO-101 in calendar 2023: file an IND application with FDA before the end of calendar 2022 for IBIO-202; receive a response from the USDA on the submission for BIO-400 within approximately 12 months; receiving initial data from the evaluation of the potential anti-cancer effects of the Company’s endostatin E4 molecule in combination with other cancer treatments upon fibrotic tumors in the second half of calendar year 2022; its ability to provide a solution to implement the will of the stockholders; its ability to obtain regulatory approvals for commercialization of its product candidates, or to comply with ongoing regulatory requirements; regulatory limitations relating to its ability to promote or commercialize its product candidates for specific indications; acceptance of its product candidates in the marketplace and the successful development, marketing or sale of products; its ability to maintain its license agreements; the continued maintenance and growth of its patent estate; its ability to establish and maintain collaborations and attract and increase partnership opportunities for its bioprocess business; its ability to obtain or maintain the capital or grants necessary to fund its research and development activities and whether the Company will incur unforeseen expenses or liabilities or other market factors; successful compliance with governmental regulations applicable to its manufacturing facility; competition; its ability to increase its authorized shares; its ability to retain its key employees or maintain its NYSE American listing; and the other factors discussed in the Company’s filings with the SEC including the Company’s Annual Report on Form 10-K for the year ended June 30, 2021 and the Company’s subsequent filings with the SEC on Forms 10-Q and 8-K. The information in this release is provided only as of the date of this release, and the Company undertakes no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

Contact:

Stephen Kilmer

iBio, Inc.

Investor Relations

(646) 274-3580

skilmer@ibioinc.com

iBio, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In Thousands, except share and per share amounts)

	March 31,	June 30,
	2022	2021
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$33,767	$77,404
Accounts receivable - trade	1.004	426
Settlement receivable - current portion	5,100	5,100
Investments in debt securities	14,813	19,570
Inventory	3,283	27
Prepaid expenses and other current assets	2,349	2,070
Total Current Assets	60,316	104,597

Restricted cash	5,941	—
Convertible promissory note receivable and accrued interest	1,612	1,556
Settlement receivable - noncurrent portion	—	5,100
Finance lease right-of-use assets, net of accumulated amortization	86	26,111
Operating lease right-of-use asset	5,151	—
Fixed assets, net of accumulated depreciation	34,581	8,628
Intangible assets, net of accumulated amortization	4,919	952
Investment in equity security - at cost	1,760	—
Prepaid expenses - noncurrent	975	—
Security deposits	29	24
Total Assets	$115,370	$146,968

Liabilities and Equity
Current liabilities:
Accounts payable	$5,279	$2,254
Accrued expenses (related party of $0 and $701 as of March 31, 2022 and June 30, 2021, respectively)	2,939	3,001
Finance lease obligations - current portion	45	367
Operating lease obligation - current portion	10	—
Note payable - PPP loan - current portion	—	600
Contract liabilities	8	423
Total Current Liabilities	8,281	6,645

Finance lease obligations - net of current portion	41	31,755
Operating lease obligation - net of current portion	5,548	—
Term note payable – net of deferred financing costs	22,120	—

Total Liabilities	35,990	38,400

Commitments and Contingencies

Equity
iBio, Inc. Stockholders’ Equity:
Common stock - $0.001 par value; 275,000,000 shares authorized at March 31, 2022 and June 30, 2021; 218,165,624 and 217,873,094 shares issued and outstanding as of March 31, 2022 and June 30, 2021, respectively	218	217
Additional paid-in capital	286,232	282,058
Accumulated other comprehensive loss	(194)	(63)
Accumulated deficit	(206,876)	(173,627)
Total iBio, Inc. Stockholders’ Equity	79,380	108,585
Noncontrolling interest	—	(17)
Total Equity	79,380	108,568
Total Liabilities and Equity	$115,370	$146,968

iBio, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Unaudited; in Thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2022	2021	2022	2021

Revenues	$1,943	$765	$2,322	$1,880

Cost of goods sold	48	493	201	1,275

Gross profit	1,895	272	2,121	605

Operating expenses:
Research and development	5,551	2,162	11,393	6,892
General and administrative (related party of $0, $491, $250 and $1,394)	8,526	5,313	23,522	15,385
Total operating expenses	14,077	7,475	34,915	22,277

Operating loss	(12,182)	(7,203)	(32,794)	(21,672)

Other income (expense):
Interest expense (related party of $0, $610, $810 and $1,836)	(250)	(612)	(1,187)	(1,841)
Interest income	40	152	111	183
Royalty income	2	1	7	3
Forgiveness of note payable and accrued interest - SBA loan	—	—	607	—
Other	—	—	6	—
Total other (expense)	(208)	(459)	(456)	(1,655)

Consolidated net loss	(12,390)	(7,662)	(33,250)	(23,327)
Net loss attributable to noncontrolling interest	—	1	1	4
Net loss attributable to iBio, Inc.	(12,390)	(7,661)	(33,249)	(23,323)

Preferred stock dividends	—	(64)	(88)	(195)
Net loss attributable to iBio, Inc. stockholders	$(12,390)	$(7,725)	$(33,337)	$(23,518)

Comprehensive loss:
Consolidated net loss	$(12,390)	$(7,662)	$(33,250)	$(23,327)
Other comprehensive loss - unrealized loss on debt securities	(103)	(16)	(131)	(36)

Comprehensive loss	$(12,493)	$(7,678)	$(33,381)	$(23,363)

Loss per common share attributable to iBio, Inc. stockholders - basic and diluted	$(0.06)	$(0.04)	$(0.15)	$(0.12)

Weighted-average common shares outstanding - basic and diluted	218,096	215,539	217,986	188,493